UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) January 30, 2004

                OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP
               (Exact name of registrant as specified in its charter)


              Maryland                 0-14533                52-1322906
      (State or other jurisdiction  (Commission            (I.R.S. Employer
           of incorporation)        File Number)        Identification Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                         (Registrant's telephone number)

Item 2.     Acquisition or Disposition of Assets

On January 30, 2004, the Registrant sold one of its investment properties, Shadow Oaks Apartments, located in Tampa, Florida. The Registrant sold Shadow Oaks Apartments to Sandalwood Limited Partnership, a third party, for $8,620,000. The sales price was determined based on the fair market value of the investment property.

In  accordance  with  the  Limited  Partnership  Agreement  of  the  Registrant,
anticipates   making  a  distribution   of   approximately   $4,147,000  to  the
Registrant's partners.

Item 7.     Financial Statements and Exhibits

(b) Pro forma financial information.

The following unaudited pro forma consolidated balance sheet and statements of operations reflect the operations of the Registrant as if Shadow Oaks Apartments had been sold on January 1, 2002.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have resulted had the sale been consummated on the date indicated, nor do they represent a forecast thereof at any future date or for any future period. This pro forma information should be read in conjunction with the Registrant's 2002 Annual Report on Form 10-KSB.


                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                               September 30, 2003



All other assets                                             $ 2,754
Investment properties, net                                    18,081

      Total Assets                                           $20,835

All other liabilities                                         $ 952
Mortgage notes payable                                        26,843
Partners' deficit                                             (6,960)

      Total Liabilities and Partners' Deficit                $20,835

                  PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                        (in thousands, except per unit data)


                                           Nine Months Ended      Year Ended
                                             September 30,       December 31,
                                                 2003                2002

Total revenues                                  $ 5,081            $ 7,577
Total expenses                                    5,260              6,545

Net (loss) income                               $ (179)            $ 1,032

Net (loss) income per assignee unit             $ (7.45)            $42.94

(c) Exhibits.

The following exhibits are filed with this report (1):

10.12Purchase and Sale Contract between  Registrant and CNC  Investments,  Ltd.,
     LLP, dated October 20, 2003.

10.13First  Amendment to Purchase and Sale Contract  between  Registrant and CNC
     Investments, Ltd., LLP, dated December 9, 2003.

10.14Second Amendment to Purchase and Sale Contract  between  Registrant and CNC
     Investments, Ltd., LLP, dated December 15, 2003.

10.15Third  Amendment to Purchase and Sale Contract  between  Registrant and CNC
     Investments, Ltd., LLP, dated December 30, 2003.

10.16Assignment  and  Assumption  of  Purchase  and Sale  Contract  between  CNC
     Investments, Ltd., LLP and Sandalwood Limited Partnership, dated January 27, 2004.

(1) Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP


                              By: Oxford Residential Properties I Corporation Managing General Partner


                              By:   /s/Paul J. McAuliffe
                                    Paul J. McAuliffe
                                    Executive Vice President and
                                    Chief Financial Officer


                              Date: February 10, 2004

                                                                  Exhibit 10.12


                           PURCHASE AND SALE CONTRACT

                                     BETWEEN


                          OPR FOUR LIMITED PARTNERSHIP,

                         a Maryland limited partnership


                                    AS SELLER


                                       AND


                         CNC INVESTMENTS, LTD., L.L.P.,

                  a Texas registered limited liability partnership


                                  AS PURCHASER


                             SHADOW OAKS APARTMENTS

                                PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT ("Purchase Contract" or the "Agreement") is entered into as of the 20th day of October, 2003 (the "Effective Date") by and between OPR FOUR LIMITED PARTNERSHIP, a Maryland limited partnership, having a principal address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller") and CNC INVESTMENTS, LTD., L.L.P., a Texas registered limited liability partnership, having a principal address at 4420 FM 1960 West, Suite 224, Houston, Texas 77068 ("Purchaser").

      NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements hereinafter set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS

R-1. Seller holds fee title to the parcel or parcels of real estate located in Hillsborough County, Florida, as more particularly described in Exhibit "A" attached hereto and made a part hereof. Improvements have been constructed on the land described in this Recital.

R-2. Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below, (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the "Closing Date" (as hereinafter defined) the Property will be conveyed by special warranty deed to Purchaser.

R-3. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser, on the terms and conditions set forth below.

R-4. Purchaser intends to make investigations regarding the Property, and Purchaser's intended uses of the Property, as Purchaser deems necessary and desirable.

                                    ARTICLE 1

                                  DEFINED TERMS

      1.1 Unless otherwise defined elsewhere herein, terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this
ARTICLE 1 below.

            1.1.1 "ADA" shall have the meaning set forth in Section 16.22.

            1.1.2  "Additional  Deposit"  shall  have the  meaning  set forth in
Section 3.1.1.

            1.1.3  "AIMCO"  shall  mean  Apartment   Investment  and  Management
Company.

            1.1.4 "AIMCO Marks" means all words, phrases, slogans, materials, software, proprietary systems, trade secrets, proprietary information and lists, and other intellectual property owned or used by Seller, the Property Manager, or AIMCO in the marketing, operation or use of the Property (or in the marketing, operation or use of any other properties managed by the Property Manager or owned by AIMCO or an affiliate of either Property Manager or AIMCO).

            1.1.5 "Broker" shall have the meaning set forth in Section 10.1.

            1.1.6 "Business Day" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the States of Texas, Florida, Colorado or, in the case of determining the Closing Date, a day on which the Lender is not open for business.

            1.1.7  "Buyer's  Agent" has the  meaning  given such term in Section
10.1.

            1.1.8 "Closing" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.

            1.1.9 "Closing Date" means the date on which date the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract and on which date full payment of the Purchase Price for the Property shall have been paid to and received by Seller in immediately available U.S. funds.

            1.1.10 "Deed" has the meaning given such term in Section 7.2.1.1.

            1.1.11  "Deposit"  means,  to  the  extent  actually   deposited  by
Purchaser with Escrow Agent, the Initial Deposit and the Additional Deposit.

            1.1.12 "Escrow Agent" shall have the meaning set forth in Section 3.3.1.

            1.1.13   "Excluded   Permits"  means  those  Permits  which,   under
applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on Exhibit "B", if any, attached hereto.

            1.1.14 "Existing Survey" shall have the meaning set forth in Section 6.1.

            1.1.15  "Feasibility  Period"  shall have the  meaning  set forth in
Section 5.1.

            1.1.16 "FHA" shall have the meaning set forth in Section 16.22.

            1.1.17 "Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, machinery, computers (to the extent located on the Property and owned by Seller), fax machines (to the extent located on the Property and owned by Seller), copiers (to the extent located on the Property and owned by Seller), apparatus, appliances and other articles of tangible personal property now located on the Land or in the Improvements as of the date of this Purchase Contract and used or usable in connection with any present or future occupation or operation of all or any part of the Property, but only to the extent transferable. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased, by Seller, or (ii) property owned or leased by Tenants and guests, employees or other persons furnishing goods or services to the Property, or
(iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property or (iv) the property and equipment, if any, expressly identified in Exhibit "C".

            1.1.18 "Improvements" means all buildings and improvements, located on the Land, taken "as is".

            1.1.19  "Initial  Deposit"  shall have the same meaning set forth in
Section 3.3.1.

            1.1.20 "Independent Contract Consideration" shall have the meaning set forth in Section 3.1.1.

            1.1.21 "Land" means all of those certain tracts of land described on Exhibit "A" attached hereto, and all rights, privileges and appurtenances pertaining thereto.

            1.1.22 "Lease(s)" means the interest of Seller in and to all leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Effective Date for the Property or thereafter entered into as permitted in Section 6.5.

            1.1.23  "Lender" means GMAC Commercial Mortgage Corporation.

            1.1.24 "Lender's Fees" means all fees and expenses (including, without limitation, all prepayment penalties, pay-off fees) imposed or charged by the Lender or its counsel in connection with the Loan Payoff, and, to the extent that the Loan Payoff occurs on a date other than as permitted under the Note or the Deed of Trust, any amounts of interest charged by Lender for the period from the Closing Date to the permitted prepayment date, the amount of the Lender's Fees to be determined as of the Closing Date.

            1.1.25 "Loan  Documents"  shall have the meaning  given such term in
ARTICLE 4.

            1.1.26  "Loan  Payoff"  shall have the  meaning set forth in Section
6.4.

            1.1.27 "Management Contract" means the agreement(s) between Seller and Manager pertaining to the Land and Improvements.

            1.1.28 "Manager" means OP Property Management, LLC, or one of its affiliates.

            1.1.29  "Materials" shall have the meaning set forth in Section 5.5.

            1.1.30 "Miscellaneous Property Assets" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, but only to the extent transferable, excluding, however, (i) receivables, (ii) Property Contracts, (iii) Leases, (iv) Permits, (v) Fixtures and Tangible Personal Property, (vi) Security Deposits, (vii) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (viii) refunds, rebates or other claims, or any interest therein, for periods or events occurring prior to the Closing Date, (ix) utility and similar deposits, (x) insurance or other prepaid items, (xi) Seller's proprietary books and records, and (xii) the Management Contract, except to the extent that Seller receives a credit on the closing statement for any such item. The term "Miscellaneous Property Assets" shall also include the following, but only to the extent owned by Seller and in Seller's possession: site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, tenant data sheets, landscape plans and other plans or studies of any kind, if any, which relate to the Land and or the Improvements or the Fixtures and Tangible Personal Property. The term "Miscellaneous Property Assets" shall also include all of Seller's rights, if any, in and to the telephone numbers used at the Property and to the name "SHADOW OAKS APARTMENTS".

            1.1.31 "Mortgage" shall have the meaning given such term in Section 6.4.

            1.1.32 "Permits" means all licenses and permits granted by governmental authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller and used in or relating to the ownership, occupancy or operation of the Property or any part thereof not subject to a Lease.

            1.1.33 "Permitted Exceptions" means those exceptions or conditions permitted to encumber the title to the Property in accordance with the provisions of Section 6.2.

            1.1.34 "Property" means the Land and Improvements and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, Property Contracts, Leases, Security Deposits, Permits other than Excluded Permits, and the Miscellaneous Property Assets.

            1.1.35 "Property Contracts" means all contracts, agreements, equipment leases, purchase orders, maintenance, service, or utility contracts and similar contracts, excluding Leases, which relate to the ownership, maintenance, construction or repair and/or operation of the Property, but only to the extent the assignment of such contract to Purchaser is permitted pursuant to the express terms of such contract, and not including (a) any national contracts entered into by Seller, Property Manager, or AIMCO with respect to the Property (i) which terminate automatically upon transfer of the Property by Seller, or (ii) which Seller, in Seller's sole discretion, elects to terminate with respect to the Property effective as of the Closing Date, or (b) any property management contract for the Property. Property Contracts shall not include forward or similar long-term contracts to purchase electricity, natural gas, or other utilities, which contracts shall be "Utility Contracts" governed by the provisions of Section 5.8.

            1.1.36 "Property Contracts Notice" shall have the meaning set forth in Section 5.7.

            1.1.37 "Purchase Contract" means this Purchase and Sale Contract by and between Seller and Purchaser.

            1.1.38 "Purchase Price" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property as set forth in Section 3.1.

            1.1.39 "Security Deposits" means all (i) prepaid rent held as security, (ii) security deposits, and (iii) pet deposits, if any, held by Seller under any of the Leases.

            1.1.40 "Seller's Note Obligation" shall mean the promissory note or notes more particularly described on Schedule 1.1.40.

            1.1.41 "Survey" shall have the meaning ascribed thereto in Section 6.1.

            1.1.42 "Tenant" means any person or entity entitled to occupy any portion of the Property under a Lease.

            1.1.43  "Terminated  Contracts"  shall have the meaning set forth in
Section 5.7.

            1.1.44 "Third-Party Reports" means any reports, studies or other information prepared or compiled for Purchaser by any Consultant or other third-party in connection with Purchaser's investigation of the Property and which are actually delivered to Purchaser.

            1.1.45 "Title Commitment" or "Title Commitments" shall have the meaning ascribed thereto in Section 6.1.

            1.1.46 "Title Insurer" shall have the meaning set forth in Section 6.1.

            1.1.47  "Utility  Contract"  shall  have the  meaning  set  forth in
Section 5.8.

            1.1.48  "Vendor  Terminations"  shall have the  meaning set forth in
Section 5.7.

                                    ARTICLE 2

                          PURCHASE AND SALE OF PROPERTY

      2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.

                                    ARTICLE 3

                            PURCHASE PRICE & DEPOSIT

      3.1 The total purchase price ("Purchase Price") for the Property shall be an amount, to be determined as of the Closing Date, equal to the amount of (a) Eight Million Six Hundred Thousand and No/100 Dollars ($8,600,000.00), less (b) the Lender's Fees, which amount shall be paid by Purchaser, as follows:

            3.1.1 On the date hereof, Purchaser shall deliver to Stewart Title Guaranty Company ("Escrow Agent" or the "Title Insurer") a deposit in the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00), in cash (such sum being hereinafter referred to and held as the "Initial Deposit"). On or before the last day of the Feasibility Period (and provided that this Agreement has not been terminated by Purchaser), Purchaser shall deposit into escrow with the Escrow Agent the additional sum of -$0- (the "Additional Deposit"). As used herein, the term "Deposit" shall mean, collectively, the Initial Deposit and the Additional Deposit. Purchaser and Seller each approve the form of Escrow Agreement attached as Exhibit "D". Seller and Purchaser agree that the amount of One Hundred and No/100 Dollars ($100.00) shall be paid by Purchaser to Seller concurrently with the deposit into escrow of the Deposit, as consideration for Seller's execution and delivery of this Purchase Contract (the "Independent Contract Consideration"). The Independent Contract Consideration is independent of any other consideration or payment provided for in this Purchase Contract and, notwithstanding anything to the contrary herein, is non-refundable in all events.

            3.1.2 The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof. Escrow Agent shall invest the Deposit in an interest-bearing bank account acceptable to Seller and Purchaser at one or more federally insured national banking association(s) or such other investment as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent, and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.

            3.1.3 If the sale of the Property is closed by the date fixed therefor (or any extension date provided for herein or by the mutual written consent of the parties hereto, given or withheld in their respective sole discretion), monies held as the Deposit shall be applied to the Purchase Price on the Closing Date and the balance of the Purchase Price, less adjustments provided for herein, shall be paid at Closing to Seller in immediately available funds. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to the termination of this Purchase Contract by Purchaser pursuant to ARTICLE 6, the Deposit shall be returned and refunded to Purchaser. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to the failure of performance by Seller, Purchaser shall be entitled to the remedy elected by it under and as set forth in ARTICLE 12 hereof.

            3.1.4 If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in ARTICLE 12 below.

                                    ARTICLE 4

                                    FINANCING

      4.1 Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the funds required for settlement, and Purchaser's acquisition of such funds shall not be a contingency to the Closing. In no event shall Seller be required to prepay the Seller's Note Obligation prior to Closing.

                                    ARTICLE 5

                                   INSPECTIONS

      5.1 Subject to the terms of Section 5.3 and Section 5.6 below and the right of Tenants under the Leases, from the Effective Date to and including the date which is 30 days after the Effective Date (the "Feasibility Period"), and thereafter until the Closing, Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") shall have the right from time to time to enter onto the Property:

            5.1.1 To conduct and make any and all customary studies, tests, examinations and inspections, or investigations of or concerning the Property (including without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys).

            5.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property.

            5.1.3 To review all Materials (as defined in Section 5.6 below) and, at the offices of the Manager located at the Property, to review and copy (at Purchaser's expense) Seller's books and records relating to the Property (other than Seller's proprietary information) and all Leases.

      5.2 Notwithstanding the right of Purchaser to enter the Property to make inspections and investigations, and to review the Materials, Purchaser shall have no right to terminate this Purchase Contract if for any reason such inspections or investigations shall be unsatisfactory to Purchaser in any respect whatsoever except that, if Purchaser determines in the course of its inspections and investigations that there exists hazardous or toxic materials or other substances regulated by applicable federal or state environmental laws are stored by Seller on, in or under the Property in quantities which violate applicable laws governing such materials or substances, and that Purchaser's lender will not extend to Purchaser financing for the acquisition of the Property by virtue of such hazardous materials or other substances, then Purchaser shall have the right to terminate this Purchase Contract by giving written notice to that effect to Seller and Escrow Agent on or before 5:00 p.m. (in the time zone in which the Escrow Agent is located) of the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability pursuant to Section 5.3 and any other provision of this Purchase Contract which survives such termination, and Escrow Agent shall forthwith return the Initial Deposit to Purchaser (subject to Purchaser's obligation under Section 5.6 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Initial Deposit). If Purchaser fails to provide Seller with written notice of termination prior to the expiration of the Feasibility Period in strict accordance with the notice provisions of this Purchase Contract, Purchaser's right to terminate under this Section 5.2 shall be permanently waived and this Purchase Contract shall remain in full force and effect, the Deposit (including both the Initial Deposit and, when delivered in accordance with Section 3.1.2, the Additional Deposit) shall be nonrefundable, and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in
Section 9.1.

      5.3 Purchaser shall indemnify and hold Seller harmless for any actions taken by Purchaser and its Consultants on the Property. Purchaser shall indemnify, defend (with attorneys selected by Seller) and hold Seller harmless from any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests
(other than a Phase I environmental site assessment of the Property), investigations (including, without limitation, a Phase II environmental study of the Property) and the like that in Seller's reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. Purchaser shall exercise commercially reasonable efforts to minimize disruption to the Tenants and the operation and management of the Property in connection with Purchaser's or its Consultants' activities pursuant to this ARTICLE 5. No consent by the Seller to any inspection activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE 5 at Purchaser's sole cost and expense. Purchaser shall maintain commercial general liability insurance with broad form contractual and personal injury liability endorsements with respect to Purchaser's activities on the Property pursuant to this Section 5.3, with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise. Purchaser shall deliver proof of the insurance coverage required pursuant to this Section 5.3 to Seller (in the form of a certificate of insurance) prior to the earlier to occur of (i) Purchaser's or Purchaser's Consultants' entry onto the Property, or (ii) the expiration of 5 days after the Effective Date. The provisions of this Section shall survive the Closing or termination of this Purchase Contract for a period of one (1) year from the Execution Date.

      5.4 Purchaser shall not permit any mechanic's or materialmen's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property, shall deliver proof of insurance coverage required above to Seller and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. The provisions of this Section 5.4 shall survive the termination of this Purchase Contract for a period of one (1) year, and if not so terminated shall survive the Closing and delivery of the Deed to Purchaser for a period of one (1) year.

      5.5 All information made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its Consultants, agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Purchase Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers. With respect to any information made available to Purchaser by Seller concerning Seller's operations, management practices, trade secrets and other proprietary information regarding Seller or Seller's business operations, the provisions of this Section 5.5 shall survive the termination of this Purchase Contract, and if not so terminated shall survive the Closing and delivery of the Deed to Purchaser.

      5.6 Seller shall deliver to Purchaser, within seven (7) days from the Effective Date, copies of the following (none of which shall include proprietary information of Seller): (a) Seller's form residential lease agreement(s) used at the Property, (b) all Property Contracts, (c) engineering, environmental, soil and/or hydrology reports, studies or tests in Seller's possession or control relating to the Property and prepared for Seller or Seller's predecessors by third parties, and (d) those items set forth in Schedule 5.5 (collectively, the "Materials"). If the sale of the Property is not closed by the Closing Date, Purchaser shall, within five (5) calendar days, return all such Materials to Seller.

      5.7 In providing such information and Materials to Purchaser, other than Seller's Representations, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded and disclaimed. Any information and Materials provided by Seller to Purchaser under the terms of this Contract is for informational purposes only and, together with all Third-Party Reports, shall be returned by Purchaser to Seller as a condition to return of the Deposit to Purchaser (if Purchaser is otherwise entitled to such Deposit pursuant to the terms of this Contract) if this Contract is terminated for any reason. Purchaser shall not in any way be entitled to rely upon the accuracy of such information and Materials. Purchaser recognizes and agrees that the Materials and other documents and information delivered or made available by Seller pursuant to this Contract may not be complete or constitute all of such documents which are in Seller's possession or control, but are those that are readily available to Seller after reasonable inquiry to ascertain their availability. Purchaser understands that, although Seller will use commercially reasonable efforts to locate and make available the Materials and other documents required to be delivered or made available by Seller pursuant to this Contract, Purchaser will not rely on such Materials or other documents as being a complete and accurate source of information with respect to the Property, and will instead in all instances rely exclusively on its own Inspections and Consultants with respect to all matters which it deems relevant to its decision to acquire, own and operate the Property.

      5.8 On or before the expiration of the Feasibility Period, Purchaser may deliver written notice to Seller (the "Property Contracts Notice") specifying any Property Contracts which Purchaser desires to terminate at the Closing (the "Terminated Contracts"); provided that (a) the effective date of such termination after Closing shall be subject to the express terms of such Terminated Contracts (and, to the extent that the effective date of termination of any Terminated Contract is after the Closing Date, Purchaser shall be deemed to have assumed all of Seller's obligations under such Terminated Contract as of the Closing Date), (b) if any such Property Contract cannot by its terms be terminated, it shall be assumed by Purchaser and not be a Terminated Contract, and (c) to the extent that any such Terminated Contract requires payment of a penalty or premium for cancellation, Purchaser shall be solely responsible for the payment of any such cancellation fees or penalties. If Purchaser fails to deliver the Property Contracts Notice on or before the expiration of the Feasibility Period, there shall be no Terminated Contracts and Purchaser shall assume all Property Contracts at the Closing.

      5.9   [Intentionally Omitted]

                                    ARTICLE 6

                                      TITLE

      6.1 Seller shall cause to be delivered to Purchaser, within seven (7) days from the Effective Date, a preliminary title report or commitment (the "Title Commitment") prepared by Stewart Title Guaranty Company (the "Title Insurer") to issue an Owner's Policy of Title Insurance (the "Title Policy") insuring title to the Property to be good and indefeasible in the amount of the Purchase Price, subject only to the Permitted Exceptions (described below), together with legible copies of all instruments identified therein as exceptions. Within 3 Business Days after the Effective Date, Seller shall deliver to Purchaser or make available at the Property any existing survey of the Property (the
"Existing Survey") which to Seller's knowledge is in Seller's possession or reasonable control. To the extent that Purchaser desires that a new survey of the Property be prepared (or that the Existing Survey be updated), Purchaser shall request the same in writing to Seller no later than 5 Business Days after the Effective Date, in which event Seller shall order such new or updated survey (together with the Existing Survey, referred to herein as the "Survey") from the surveyor who prepared the Existing Survey or from such other surveyor as Seller determines in its reasonable discretion. Purchaser shall be solely responsible for the cost and expense of any new or updated Survey requested pursuant to the terms of this Section 6.1. On or before ten (10) days following Purchaser's receipt of the Title Commitment, the documents of record reflected therein, and the Survey, Purchaser shall give written notice (the "Objection Notice") to the attorneys for Seller of any conditions of title subject to which Purchaser is not obligated to take the Property pursuant to the provisions of this Purchase Contract (the "Objections") separately specifying and setting forth each such Objection. Seller shall have no obligation to cure any Objection, but may extend the Closing Date for up to an additional thirty (30) days to cure any such matter. If Seller gives Purchaser notice (the "Response Notice") that Seller is unable or unwilling to cure any Objection set forth in the Objection Notice, or if Seller fails to or does not give Purchaser a Response Notice within five (5) business days from Seller's receipt of the Objection Notice, Purchaser may, as its exclusive remedy, elect by written notice to Seller, within five (5) business days after the Objection Notice is given (or is deemed to have been given by the failure to give a Response Notice within five [5] Business Days of its receipt of the Objection Notice), either (a) to accept such title as Seller is able to convey without any reduction or abatement of the Purchase Price, or
(b) to terminate this Purchase Contract in which event the Deposit shall be returned to Purchaser (subject to Purchaser's obligation under Section 5.6 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit). If Purchaser fails to give notice of its election to terminate this Agreement within such five (5) business day period, Purchaser shall be deemed to have waived such Objections and to have elected to proceed to close the transactions contemplated by this Purchase Contract.

      6.2 All matters disclosed on the Title Commitment which are not objected to in the Objection Notice as timely delivered or which are waived or deemed waived by Purchaser pursuant to the provisions of Section 6.1 above, and any matter affecting title to the Property, even though not reflected in the Title Commitment if the Title Insurer will insure Purchaser's title clear of the matter or will insure against the enforcement of such matter, shall be deemed to be Permitted Exceptions, other than (a) the Mortgage, (b) unpaid liens for real estate and personal property taxes for years prior to the fiscal year in which the Closing Date occurs and (c) any other "Schedule B-I" matter applicable to Seller (as referred to in the Title Commitment) or any other matter which Seller is obligated to pay and discharge at the Closing under this Purchase Contract, and the amount thereof chargeable to Seller, plus interest and penalties thereon, if any, shall be deducted from the Purchase Price on the Closing Date and paid to the Title Insurer for the payment of such matters. Purchaser agrees to accept title to the Land and Improvements, so long as the same is indefeasible, and the Deed shall be subject to the Permitted Exceptions.

      6.3 Seller and Purchaser agree that the Title Policy to be issued to Purchaser by the Title Insurer at Closing shall be provided at Purchaser's sole expense. The Title Policy shall be issued to Purchaser at Closing subject only to the Permitted Exceptions; provided, however, that the rights of parties in possession exception shall be limited to those parties holding under written leases, and the exceptions pertaining to taxes shall be limited to the year in which the Closing occurs and subsequent taxes and assessments for prior years due to change in use or ownership. Purchaser agrees that it shall be solely responsible for payment of all costs, fees and premiums related to all endorsements or amendments thereof.

      6.4 Notwithstanding the foregoing, any deeds of trust and/or mortgages securing the Seller's Note Obligation (the "Mortgage") shall not be deemed Permitted Exceptions, whether Purchaser gives written notice of such or not. On the Closing Date, Seller shall pay (which payment may be made by Seller out of the proceeds of the Purchase Price) the outstanding principal balance of the Seller's Note Obligation together with all interest accrued under the Note prior to the Closing Date (the "Loan Payoff"). Purchaser shall pay all Lender's Fees (but only to the extent that the amount of the Lender's Fees to be paid by Purchaser is equal to the amount of the Lender's Fees used in the calculation of the Purchase Price pursuant to Section 3.1).

      6.5 Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to the Property between the Effective Date and the Closing Date; provided, however, that (i) Seller may enter into Leases in the ordinary course of business, and (ii) any monetary lien or encumbrance so attaching by voluntary act of Seller (hereinafter, a "Voluntary Intervening Lien") shall not be a breach of this Purchase Contract if discharged by the Seller at or prior to Closing on the Closing Date or any extended Closing Date. Except as expressly provided in this ARTICLE 6, Seller shall not be required to undertake efforts to remove any Objection or other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding, and Seller may elect not to discharge the same; provided, however, if any lien or encumbrance (other than a Voluntary Intervening Lien) attaches to the Property between the date of this Purchase Contract and the Closing Date, Seller shall be required to satisfy or discharge said lien or encumbrance at or prior to the Closing, provided that Seller shall not be required to expend more than $50,000 in connection with such satisfaction or discharge. If the amount required to satisfy or discharge such lien or encumbrance exceeds $50,000, Purchaser shall have the option of either (a) paying the excess amount over $50,000 required to satisfy or discharge such lien, and proceeding to the Closing, or (b) terminating this Purchase Contract, in which case, the Deposit shall be returned and refunded to Purchaser and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under Section 5.3 of this Purchase Contract and subject to Purchaser's obligation under Section 5.6 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit. Seller shall have no option to terminate this Purchase Contract if Purchaser has elected to pay the amount in excess of $50,000 to satisfy or discharge such lien or encumbrance.

      6.6 In the event the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the Deed; provided, however, the Seller will provide a quit claim deed to the Purchaser for the legal description contained in the Survey.

                                    ARTICLE 7

                                     CLOSING

    7.1   Date, Place Of Closing, Prorations, Delinquent Rent and Closing Costs.

            7.1.1 The Closing shall occur 30 days following the expiration of the Feasibility Period, or such earlier date as Seller and Purchaser shall agree, through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.

            7.1.2 The Closing Date may be extended without penalty at the option of Seller to a date not later than thirty (30) days following the Closing Date specified in Section 7.1.1 above to satisfy a condition to Closing to be satisfied by Seller, or such later date as is mutually acceptable to Seller and Purchaser.

            7.1.3 All normal and customarily proratable items, including, without limitation, rents and other income from the Property ("Rents"), including any amounts received by Seller from lessees under any laundry leases (whether characterized as bonuses, advance commissions, or prepaid rentals), operating expenses, fees payable to governmental authorities and personal property taxes, shall be prorated as of the Closing Date, Seller being charged or credited, as appropriate, for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. The provisions of this Section 7.1.3 shall apply during the Proration Period (as defined below). Rents and all related charges shall be prorated based on actual collections as of the Closing Date.

                  7.1.3.1 All unapplied Security Deposits, if any, shall be transferred by Seller to Purchaser at the Closing or Seller shall be given a credit therefor against the Purchase Price, as Seller may elect. Purchaser shall assume at Closing the obligations under the Property Contracts assumed by Purchaser, provided that any payments under the Property Contracts have been prorated.

                  7.1.3.2 Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated to the date of Closing, based upon actual days involved using the maximum allowable discount available. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. Purchaser acknowledges that Seller has filed an appeal (the "Appeal") with respect to real estate ad valorem or similar property taxes applicable to the Property (the "Property Taxes"). If such Appeal relates to any Tax Year (defined below) prior to the Tax Year in which the Closing occurs, Seller shall be entitled, in Seller's sole discretion, to continue to pursue such Appeal after the Closing Date, and , in the event that the Appeal is successful in reducing the amount of Property Taxes payable with respect to any such prior Tax Year, Seller shall be entitled to the full amount of any rebate, refund or reduction (collectively, a "Refund") resulting from the Appeal. If such Appeal relates to the Tax Year in which Closing occurs, then, from and after the Closing Date, Purchaser agrees that it will continue, at Purchaser's sole cost and expense, to reasonably process the Appeal to conclusion with the applicable taxing authority (including any further appeals which Purchaser deems reasonable to pursue). Seller shall not be obligated to continue to pursue any Appeal with respect to the Property, including, without limitation, any Appeal that relates to a Tax Year during or after the Tax Year in which Closing occurs. In the event that the Appeal is successful in reducing the amount of the Property Taxes payable with respect to the Tax Year in which Closing occurs, then Purchaser and Seller shall share any Refund on a pro rata basis (in accordance with the number of days in the Tax Year of Closing that each held title to the Property) after first reimbursing each of Purchaser and Seller for their respective actual, reasonable and documented third-party costs (collectively, the "Third-Party Costs") incurred in connection with the Appeal. If Third-Party Costs equal or exceed the amount of the Award, then the Award shall be applied to such Third-Party Costs on a pro rata basis, with each of Purchaser and Seller receiving a portion of the Award equal to the product of
(i) a fraction,  the numerator of which is the  respective  party's  Third-Party
Costs, and the denominator of which is the total of both parties' Third-Party Costs, and (ii) the amount of the Award. For purposes of this paragraph, "Tax Year" shall mean each 12-month period for which the applicable taxing authority assesses Property Taxes, which may or may not be a calendar year.

            7.1.4 The final readings and final billings for utilities will be made if possible as of the Closing Date, in which case Seller shall pay all such bills as of the Closing Date and no proration shall be made at the Closing with respect to utility bills. Otherwise, a proration shall be made based upon the parties' reasonable good faith estimate and a readjustment made within 30 days after the Closing, if necessary. Seller shall be entitled to the return of any deposit(s) posted by it with any utility company, and Seller shall notify each utility company serving the Property to terminate Seller's account, effective as of noon on the Closing Date.

            7.1.5 If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if the proration of real property taxes is based on figures for the preceding year rather than the actual taxes owing for the year of Closing pursuant to the provisions of Section 7.1.3), or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date upon the obtainment of the necessary, actual or correct information and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

            7.1.6 If on the Closing Date any Tenant is in arrears in any Rent payment under any Tenant lease (the "Delinquent Rent"), any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (i) first, to the period of time after the Closing Date, and (ii) second, to the period of time before the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. Any monies received by Seller after Closing shall be forwarded to Purchaser for disbursement in accordance with the order of payment provided herein above. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant (provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property after Closing without the prior consent of Purchaser, which will not be unreasonably withheld or delayed), and the delivery of the Assignment as defined in Section 7.2.1.3 shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, within seven (7) days after a written request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property. The provisions of this Section 7.1.6 shall apply during the Proration Period.

            7.1.7 Seller shall pay the cost of all transfer taxes (e.g., state documentary stamp taxes on the Deed) up to amount of such taxes as would be calculated on an assumed Purchase Price of $8,400,000, and Purchaser shall pay the cost of all (a) transfer taxes (e.g., state documentary stamp taxes on the Deed) for the amount due which is not to be paid by Seller pursuant to this
Section 7.1.7, and (b) intangible taxes and state documentary stamp taxes in connection with Purchaser's financing, as well as any other recording costs, with respect to the Closing. Seller and Purchaser shall share equally in the costs of the Escrow Agent for escrow fees.

      7.2   Items To Be Delivered Prior To Or At Closing.

            7.2.1 Seller. At Closing, Seller shall deliver to Escrow Agent (for delivery to Purchaser upon the consummation of the Closing), each of the following items, as applicable:

                  7.2.1.1 Special Warranty Deed in the form attached as Exhibit "E" (the "Deed"). The acceptance of such deed at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing.

                  7.2.1.2 A Bill of Sale without recourse or warranty in the form attached as Exhibit "F", covering all Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser of, among other things, Seller's obligations thereunder.

                  7.2.1.3 An Assignment (to the extent assignable and in force and effect) without recourse or warranty in the form attached as Exhibit "G" of all of Seller's right, title and interest in and to the Property Contracts, Leases, Security Deposits, Permits (other than Excluded Permits) and Miscellaneous Property Assets, subject to any required consents. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

                  7.2.1.4  A closing statement executed by Seller.

                  7.2.1.5 A title affidavit or, at Seller's option, an indemnity, as applicable, in the customary form reasonably acceptable to Seller and Title Insurer to enable Title Insurer to delete the standard exceptions to the title insurance policy to be issued pursuant to the Title Commitment (the "Title Policy") (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing); provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract.

                  7.2.1.6  A  certification  of  Seller's   non-foreign   status
pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

                  7.2.1.7 Except for the items expressly listed above to be delivered at Closing, delivery of any other required items shall be deemed made by Seller to Purchaser, if Seller leaves such documents at the Property in their customary place of storage or in the custody of Purchaser's representatives.

                  7.2.1.8 Evidence that the Management Agreement has been terminated.

                  7.2.1.9 A rent roll for the Property, updated to the Closing Date and certified by Seller but limited to Seller's knowledge, listing the monthly base rent payable, lease expiration date and unapplied Security Deposits for each Lease, together with the electronic data from which the rent roll was prepared, transferred from Seller's software program to the "Rent Roll" software format.

                  7.2.1.10 Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Seller's authority to consummate this transaction.

                  7.2.1.11 To the extent in Seller's possession or control, originals or copies of the Leases, Property Contracts, Permits (other than Excluded Permits), lease files, warranties, guaranties, operating manuals, keys to the Property and Seller's books and records (other than proprietary information) regarding the Property.

                  7.2.1.12 A letter in the form attached hereto as Exhibit I prepared by Purchaser and countersigned by Seller to each of the vendors under the Terminated Contracts informing them of the termination of such Terminated Contract as of the Closing Date (subject to any delay in the effectiveness of such termination pursuant to the express terms of each applicable Terminated Contract) (the "Vendor Terminations").

            7.2.2 Purchaser. At Closing, Purchaser shall deliver to the Title Company (for disbursement or delivery to Seller upon Closing) the following items with respect to the Property being conveyed at such Closing:

                  7.2.2.1 The full Purchase Price as required by ARTICLE 3 hereof plus or minus the adjustments or prorations required by this Purchase Contract, plus the amount of the Lender's Fees. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property(s) to satisfy the same, provided that Seller shall have delivered to Title Company, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

                  7.2.2.2  A closing statement executed by Purchaser.

                  7.2.2.3 A countersigned counterpart of the Bill of Sale in the form attached as Exhibit "F".

                  7.2.2.4 A countersigned counterpart of the Assignment in the form attached as Exhibit "G".

                  7.2.2.5 The Vendor Terminations (Purchaser shall be solely responsible for identifying each of the Terminated Contracts (subject to the terms and conditions of Section 5.7) and addressing and preparing each of the Vendor Terminations for execution by Purchaser and Seller.

                  7.2.2.6  The Lender's Fees.

                  7.2.2.7. Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.

             7.2.3 Notice to Tenants. At Closing, Seller and Purchaser shall execute and deliver a letter, dated as of the date of Closing and addressed to all Tenants, informing such Tenants of the transfer of the Property and the assignment of the Leases to Purchaser, together with an instruction to pay all amounts due or to become due under the Leases to Purchaser, including an acknowledgment by Purchaser of receipt of all security deposits (specifying the exact dollar amount of the security deposit) and that Purchaser is responsible for the Tenant's security deposit, and in compliance with Section 83.49 of the Florida Statutes. The letter shall be in the form of Exhibit "H" attached hereto.

                                    ARTICLE 8

         REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER

      8.1   Representations, Warranties and Covenants Of Seller.

            8.1.1 For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:

                  8.1.1.1 Seller is lawfully and duly formed, and, if applicable, in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; and has or at the Closing shall have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract; provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the right to terminate this Purchase Contract and receive a return of the Deposit (subject to Purchaser's obligation under Section 5.6 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit), and Seller shall have no other liability as a result thereof, either before or after the Closing. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Seller is a party or by which Seller is otherwise bound. Seller has not made any other contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property;

                  8.1.1.2 Seller owns indefeasible fee title to the Property, including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the right to terminate this Purchase Contract as provided in Section 6.1 and receive a return of the Deposit, subject to Purchaser's obligation under Section
5.6 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit, and Seller shall have no other liability as a result thereof other than such liability as may exist after Closing under the covenant of title contained in the Deed);

                  8.1.1.3 There are no adverse or other parties in possession of the Property, except for occupants, guests and tenants under the Leases (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the right to terminate this Purchase Contract as provided in Section 6.1 and receive a return of the Deposit, subject to Purchaser's obligation under Section 5.6 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit, and Seller shall have no other liability as a result thereof, either before or after Closing);

                  8.1.1.4 The joinder of no person or entity other than Seller is necessary to convey the Property, fully and completely, to Purchaser at Closing, or to fulfill Seller's obligations under this Purchase Contract, and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder;

                  8.1.1.5 Purchaser has no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended;

                  8.1.1.6  To   Seller's   knowledge,   there  are  no  actions,
proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property, as applicable;

                  8.1.1.7 Seller has no knowledge of any claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, caused by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable;

                  8.1.1.8 To Seller's knowledge, Seller has not received any written notice of any proposed taking, condemnation or special assessment with respect to the Property;

                  8.1.1.9 To Seller's knowledge, Seller has not received any written notice of any uncured violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting the Property;

                  8.1.1.10 To Seller's knowledge, Seller has not received any written notice of any default by Seller under any of the Property Contracts that will not be terminated on the Closing Date;

                  8.1.1.11 From the Effective Date and until the Closing Date, Seller agrees (a) to maintain its existing insurance policies covering the Property in full force and effect through the Closing Date, (b) to continue to maintain the Property in substantially the same manner as Seller has been operating the Property immediately prior to the Effective Date, (c) to cause any of the units on the Property that are vacant as of three days prior to the Closing Date to be in "make ready" condition on the Closing Date, and (d) not to enter into any new Property Contract (or renewal of any existing Property Contract whose term is expiring) unless such new or renewed Property Contract is assignable by Seller, is terminable or not more than thirty (30) days' notice from Seller (or its assignee) and a copy of such new or renewed Property Contract is promptly provided to Purchaser; and

                  8.1.1.12 To Seller's knowledge, all documents relating to the Property that are delivered by Seller to Purchaser in connection with this Purchase Contract, are true, correct and complete in all material respects, and none contain any untrue statement of a material fact or omit to state a material fact.

            8.1.2 Except for the  representations  and warranties  expressly set forth above in Subsection 8.1.1, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon any information provided by Seller or Broker or statements, representations or warranties, express or implied, made by or enforceable directly against Seller or Broker, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the Deed and the representations set forth in this ARTICLE 8). If Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the offering prepared by Broker, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller, Seller's partners or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Except as otherwise set forth herein, Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Purchase Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Purchase Contract. Purchaser hereby releases
Seller from any and all claims and liabilities relating to the foregoing matters.

            8.1.3 Seller agrees that Purchaser shall be entitled to rely on the foregoing representations and warranties made by Seller herein and that Purchaser has so relied. Seller and Purchaser agree that those representations and warranties contained in Section 8.1 shall survive Closing for a period of one (1) year (the "Survival Period"). Seller shall have no liability after the Survival Period with respect to the representations and warranties contained herein except to the extent that Purchaser has requested arbitration against Seller during the Survival Period for breach of any representation or warranty. In the event that Seller breaches any representation contained in Section 8.1 and Purchaser had knowledge of such breach prior to the Closing Date, Purchaser shall be deemed to have waived any right of recovery, and Seller shall not have any liability in connection therewith.

            8.1.4 Representations and warranties above made to the knowledge of Seller shall not be deemed to imply any duty of inquiry. For purposes of this Purchase Contract, the term Seller's "knowledge" shall mean and refer to only actual knowledge of the Designated Representative (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term Designated Representative shall refer to Jean Hunt, the regional property manager of Manager.

      8.2   Representations and Warranties of Purchaser

            8.2.1 For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

                  8.2.1.1   Purchaser   is  a   registered   limited   liability
partnership duly organized, validly existing and in good standing under the laws of Texas.

                  8.2.1.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's officers or members are required to so empower or authorize Purchaser.

                  8.2.1.3 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.

                  8.2.1.4  Purchaser  is  (or  at  the  Closing  will  be)  duly authorized  to execute  and  deliver,  acting  through  its duly  empowered  and authorized officers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not (i) violate any of the provisions of its organizational documents, (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.

                  8.2.1.5 The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract.

            8.2.2 Purchaser has not dealt with any broker, finder or any other person, in connection with the purchase of or the negotiation of the purchase of the Property that might give rise to any claim for commission against Seller or lien or claim against the Property.

                                    ARTICLE 9

                         CONDITIONS PRECEDENT TO CLOSING

      9.1 Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

            9.1.1 All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser;

            9.1.2 Each of the representations, warranties and covenants of Seller contained herein shall be true in all material respects as of the Closing Date (and Purchaser shall be permitted to perform an inspection of the Property immediately prior to the Closing Date to verify same);

            9.1.3 Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;

            9.1.4 Neither Seller nor Seller's general partner shall be a debtor in any bankruptcy proceeding or shall have been in the last 6 months a debtor in any bankruptcy proceeding;

            9.1.5 A taking of all or any part of the Property must not have been commenced or threatened in writing; and

            9.1.6 The actual occupancy level of the Property shall not have decreased by more than fifteen percent (15%) from the actual occupancy level on the Effective Date.

Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth above. If any of the above conditions is not satisfied, then notwithstanding anything to the contrary contained in this Purchase Contract, Purchaser may, at its option (a) extend the Closing Date to permit satisfaction of such condition, (b) waive such condition and proceed to Closing and accept title to the Property with an agreed-upon offset or deduction from the Purchase Price (assuming Seller and Purchaser can agree upon such offset or deduction amount, and neither party has any obligation to come to an agreement), (c) waive such condition and proceed to Closing and accept title to the Property without any offset or deduction from the Purchase Price, or (d) notify Seller of Purchaser's election to terminate this Purchase Contract and receive a return of the Deposit from the Escrow Agent in accordance with the provisions of ARTICLE 12 hereof (subject to Purchaser's obligation under Section 5.6 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit); provided, however, that in the case of the failure of the representations and warranties contained in Sections 8.1.1.1, 8.1.1.2 and/or
8.1.1.4 (as provided therein) to be true and correct on the Closing Date, or the failure to satisfy the conditions in Sections 9.1.5 and/or 9.1.6, Purchaser shall have no rights or remedies under the provisions of ARTICLE 12 other than to receive a return of the Deposit as its sole and exclusive remedy.

      9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation with respect to the conveyance of the Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

            9.2.1 Purchaser's representations and warranties set forth in this Purchase Contract shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as of the Effective Date as though such representations and warranties were made at and as of such date and time;

            9.2.2 Purchaser shall have fully performed and complied with all covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price;

            9.2.3 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation against Purchaser which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser; and

            9.2.4 Seller shall have received all consents and approvals to the consummation of the transactions contemplated hereby (a) of Seller's partners (to the extent required by the partnership agreement) or (b) that are required by law.

Notwithstanding anything to the contrary, there are no other conditions on Seller's obligation to Close except as expressly set forth above. If any of the above conditions is not satisfied, then notwithstanding anything to the contrary contained in this Purchase Contract, Seller may, at its option (a) extend the Closing Date to permit satisfaction of such condition, (b) waive such condition and proceed to Closing, or (c) notify Purchaser of Seller's election to terminate this Purchase Contract and receive the Deposit from the Escrow Agent (which Seller shall retain as liquidated damages, as its sole and exclusive remedy hereunder, in accordance with the provisions of ARTICLE 12 hereof (subject to Purchaser's obligation under Section 5.6 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit); provided, however, that in the case of any failure to satisfy the conditions contained in Section 9.2.4 above and all of the other conditions of Seller's obligation to close have been satisfied, Seller shall not be entitled to receipt of the Deposit but the Deposit shall be returned to Purchaser by the Escrow Agent.

                                   ARTICLE 10

                                    BROKERAGE

      10.1 Seller represents and warrants to Purchaser that it has dealt only with CB Richard Ellis ("Broker") in connection with this Purchase Contract. Purchaser represents that it has dealt only with Vidya Paradigm Realty Corporation in connection with this Contract ("Buyer's Agent"). Seller and Purchaser each represents and warrants to the other that, other than Broker and Buyer's Agent, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the indemnifying party.

      10.2 Seller has agreed to pay Broker a commission according to the terms of a separate agreement. Broker shall not be deemed a party or third party beneficiary of this Purchase Contract. Seller agrees, at the request of Purchaser, to pay to Buyer's Agent an acquisition fee in the amount of $200,000.00, conditioned on the consummation of Closing.

      10.3 Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.

                                   ARTICLE 11

                                   POSSESSION

      11.1 Possession of the Property subject to the Permitted Exceptions shall be delivered to Purchaser at the Closing, subject to Purchaser's earlier right of entry for inspection as set forth in ARTICLE 5.

                                   ARTICLE 12

                              DEFAULTS AND REMEDIES

      12.1 In the event Purchaser is obligated, but fails or refuses to close the transaction contemplated by this Purchase Contract, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 5.3, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser so terminates this Purchase Contract or defaults hereunder on or prior to the Closing Date is and shall be, as Seller's sole and exclusive remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment of the Deposit as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 5.3 above, irrespective of the time when the inquiry about such damages may take place. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under Section 5.3 above, and the right of Seller to collect the Deposit as liquidated damages.

      12.2 If the Closing does not occur as a result of Seller's default hereunder, Purchaser's sole remedy shall be to elect to either (a) terminate this Purchase Contract and receive reimbursement of the Deposit (subject to Purchaser's obligation under Section 5.6 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit) or (b) enforce specific performance of this Purchase Contract; provided, however, that in the case of the failure of the representations and warranties contained in Sections 8.1.1.1, 8.1.1.2 and/or 8.1.1.4 (as provided therein) to be true and correct on the Closing Date, or the failure to satisfy the conditions in Sections 9.1.5 and/or 9.1.6, Purchaser shall have no rights or remedies under the provisions of this Section 12.2 other than to receive a return of the Deposit as its sole and exclusive remedy. In the event Purchaser is entitled but unable to enforce the remedy of specific performance after using commercially reasonable efforts to seek to enforce such remedy, then in lieu of obtaining specific performance, Purchaser shall have the right to bring suit for damages against Seller in an amount not to exceed $150,000.00 in addition to receiving reimbursement of the Deposit.

                                   ARTICLE 13

                            RISK OF LOSS OR CASUALTY

      13.1 In the event that the Property is damaged or destroyed by fire or other casualty after the Effective Date but prior to Closing, and the cost of repair is more than $300,000, then Seller will have no obligation to repair such damage or destruction and, at Purchaser's option, this Agreement shall terminate. In the event Purchaser elects not to terminate this Agreement, this transaction shall be closed in accordance with the terms of this Agreement, notwithstanding any such damage or destruction, and Purchaser shall receive, at Closing all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith), but only to the extent the damage or destruction has not been repaired by Seller out of the insurance proceeds.

      13.2 In the event that the Property is damaged or destroyed by fire or other casualty after the Effective Date but prior to the Closing, and the cost of repair is less than $300,000, this transaction shall be closed in accordance with the terms of this Agreement, notwithstanding the damage or destruction; provided, however, Seller shall make such repairs if they can be reasonably effected before the Closing. If Seller is unable to effect such repairs, then Purchaser shall receive at Closing all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith), but only to the extent the damage or destruction has not been repaired by Seller out of the insurance proceeds.

                                   ARTICLE 14

                           LEAD-BASED PAINT DISCLOSURE

      14.1  Intentionally Omitted.

                                   ARTICLE 15

                                 EMINENT DOMAIN

      15.1 In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within Fifteen (15) days of Purchaser's receipt from Seller of notice of the occurrence of such event, in which event the Deposit shall be returned to Purchaser (subject to Purchaser's obligation under Section 5.6 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit), or to settle in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award.

                                   ARTICLE 16

                                  MISCELLANEOUS

      16.1  Exhibits And Schedules

      All Exhibits and Schedules, whether or not annexed hereto, are a part of this Purchase Contract for all purposes.

      16.2  Assignability

      Subject to Section 16.18, this Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party, except that Purchaser may assign all or an undivided interest in this Purchaser Contract to one or more entities so long as (i) Chowdary Yalamanchili is the president or manager of the purchasing entity(ies) (or of its general partner, if applicable), and (ii) Purchaser is not released from its liability hereunder.

      16.3  Binding Effect

      This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

      16.4  Captions

      The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

      16.5  Number And Gender Of Words

      Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

      16.6  Notices

      All Notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or a nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the Fifth (5th) business day following the date of mailing, or (iv) if sent by telecopier, then on the actual date of delivery (as evidenced by a telecopier confirmation) provided that a copy of the telecopy and confirmation is also sent by U.S. mail, addressed as follows:

If to Seller:                             If to Purchaser:

c/o AIMCO                                 CNC Investments, Ltd., L.L.P.
4582 South Ulster Street Parkway          4420 FM 1960 West
Suite 1100                                Houston, Texas 77068
Denver, Colorado 80237                    Attn:  Chowdary Yalamanchili
Attn:  Patrick Slavin                     Telephone No. (281) 444-1585
Telephone No. (303) 691-4340              Facsimile No. (281) 444-1538
Facsimile No.  (303) 300-3253

and                                       With a copy to:

c/o AIMCO                                 Kenneth L. Schlitt
4582 South Ulster Street Parkway          Keating & Schlitt, P.A.
Suite 1100                                749 N. Garland Avenue, Suite 101
Denver, Colorado 80237                    Orlando, Florida 32801
Telephone No. (303) 691-4344              Telephone No. (407) 425-2907
Facsimile No.  (303) 300-3282             Facsimile No.  (407) 843-8964


with a copy to:

AIMCO
4582 South Ulster Street Parkway
Suite 1100
Denver, Colorado 80237
Attn:  Chad Asarch, Esq.
Vice President and Assistant
General Counsel
Telephone No. (303) 691-4357
Facsimile No.  (303) 300-3297


and

Jackson Walker, L.L.P.
112 E. Pecan Street
Suite 2100
San Antonio, Texas 78205
Telephone No. (210) 978-7784
Attn:  Eileen E. Sommer, Esq.
Facsimile No.  (210) 978-7790

      Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

      16.7  Governing Law And Venue

      The laws of the State in which the Land is located shall govern the validity, construction, enforcement, and interpretation of this Purchase
Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in a court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

      16.8  Entirety And Amendments

      This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

      16.9  Severability

      If any provision of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.

      16.10 Multiple Counterparts

      This  Purchase   Contract  may  be  executed  in  a  number  of  identical
counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterpart.

      16.11 Further Acts

      In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.

      16.12 Construction

      No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

      16.13 Confidentiality

      Purchaser shall not disclose the terms and conditions contained in this Contract and shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Contract (a) as required by law, (b) to consummate the terms of this Contract, or any financing relating thereto, or
(c) to Purchaser's or Seller's lenders, attorneys and accountants. Any information and Materials provided by Seller to Purchaser hereunder are confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion. Notwithstanding the foregoing, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction; provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

      16.14 Time Of The Essence

      It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.

      16.15 Cumulative Remedies And Waiver

      No remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies herein conferred or referred except as expressly stated otherwise, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.

      16.16 Litigation Expenses

      In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party its reasonable attorneys' fees and expenses incidental to such litigation.

      16.17 Time Periods

      Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

      16.18 Exchange

      Seller and Purchaser acknowledge and agree that the purchase and sale of the Property may be part of a tax-free exchange under Section 1031 of the Code for either Purchaser or Seller. Each party hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by the other party, provided that (a) no party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of the parties to each other under this Contract, (c) no party making such accommodation shall incur any additional cost, expense or liability in connection with such exchange (other than expenses of reviewing and executing documents required in connection with such exchange), and (d) no dates in this Contract will be extended as a result thereof. Notwithstanding anything to the contrary contained in the foregoing, if Seller so elects to close the transfer of the Property as an exchange, then (i) Seller, at its sole option, may delegate its obligations to transfer the Property under this Contract, and may assign its rights to receive the Purchase Price from Purchaser, to a deferred exchange intermediary (an "Intermediary") or to an exchange accommodation titleholder, as the case may be;
(ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Seller pursuant to this Contract; (iii) Seller shall remain fully liable for its obligations under this Contract as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Purchaser; and (v) the closing of the transfer of the Property to Purchaser shall be undertaken by direct deed from Seller (or, if applicable, from other affiliates of Seller whom Seller will cause to execute such deeds) to Purchaser or to exchange accommodation titleholder, as the case may be. Notwithstanding anything to the contrary contained in the foregoing, if Purchaser so elects to close the acquisition of the Property as an exchange, then (i) Purchaser, at its sole option, may delegate its obligations to acquire the Property under this Contract, and may assign its rights to receive the Property from Seller, to an Intermediary or to an exchange accommodation titleholder, as the case may be;
(ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Purchaser pursuant to this Contract; (iii) Purchaser shall remain fully liable for its obligations under this Contract as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Seller; and (v) the closing of the acquisition of the Property by Purchaser or the exchange accommodation titleholder, as the case may be, shall be undertaken by direct deed from Seller (or, if applicable, from other affiliates of Seller whom Seller will cause to execute such deeds) to Purchaser (or to exchange accommodation titleholder, as the case may be).

      16.19 No Personal Liability of Officers, Trustees or Directors of Seller's Partners

      Purchaser acknowledges that this Agreement is entered into by Seller which is a Maryland limited partnership, and Purchaser agrees that no individual officer, trustee, director or representative of the partners of Seller shall have any personal liability under this Agreement or any document executed in connection with the transactions contemplated by this Agreement.

     16.20 No Personal Liability of Officers, Trustees or Directors of Purchaser

      Seller acknowledges that this Agreement is entered into by Purchaser which is a Texas registered limited liability company and Seller agrees that no individual officer, trustee, director or representative of Purchaser shall have any personal liability under this Agreement or any document executed in connection with this Agreement.

      16.21 No Exclusive Negotiations

      Seller shall have the right, at all times, to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of the Property with any third-party; provided, however, that such communications are subject to the terms of this Agreement, and that Seller shall not enter into any contract or binding agreement with a third-party for the sale of the Property unless such agreement is contingent on the termination of this Agreement without the Property having been conveyed to Purchaser.

      16.22 ADA Disclosure

      Purchaser acknowledges that the Property may be subject to the federal Americans With Disabilities Act (the "ADA"), and the federal Fair Housing Act (the "FHA"). The ADA requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make the Property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Seller makes no warranty, representation or guarantee of any type or kind with respect to the Property's compliance with the ADA or the FHA (or any similar state or local law), and Seller expressly disclaims any such representation.

      16.23 Dispute Resolution

      Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Purchase Contract (and any closing document executed in connection herewith), including any claim based on contract, tort or statute, shall be resolved at the written request of any party to this Purchase Contract by binding arbitration. The arbitration shall be administered in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Any matter to be settled by arbitration shall be submitted to the American Arbitration Association in the state in which the Property is located. The parties shall attempt to designate one arbitrator from the American Arbitration Association. If they are unable to do so within 30 days after written demand therefor, then the American Arbitration Association shall designate an arbitrator. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. The arbitrator shall award attorneys' fees (including those of in-house counsel) and costs to the substantially prevailing party and charge the cost of arbitration to the party which is not the substantially prevailing party. Notwithstanding anything herein to the contrary, this Section 16.23 shall not prevent Purchaser or Seller from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction or similar equitable relief, from a court of competent jurisdiction located in the state in which the Property is located (to which all parties hereto consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such party under this Purchase Contract or to prevent irreparable harm and injury. The court's jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Purchase Contract between the parties hereto shall be determined through final and binding arbitration in accordance with this Section 16.23.

      16.24 AIMCO Marks.

      Purchaser agrees that Seller, the Manager or AIMCO, or their respective affiliates, are the sole owners of all right, title and interest in and to the AIMCO Marks (or have the right to use such AIMCO Marks pursuant to license agreements with third parties) and that no right, title or interest in or to the AIMCO Marks is granted, transferred, assigned or conveyed as a result of this Purchase Contract. Purchaser further agrees that Purchaser will not use the AIMCO Marks for any purpose.

      16.25 Radon Gas.

      Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department. (This paragraph is provided for informational purposes pursuant to Section 404.056(6), Florida Statutes (2002).)

      16.26 Energy Efficiency.

      Purchaser may have the building's energy efficiency rating determined. Seller has, simultaneously with the execution hereof, delivered to Purchaser a copy of the Florida Building Energy Efficiency Rating System pamphlet prepared by the State of Florida Department of Community Affairs. (This paragraph is provided for informational purposes pursuant to Section 553.996, Florida Statutes (2002).)


                       [Remainder of Page Intentionally Left Blank]

      NOW WHEREFORE, the parties hereto have executed this Purchase Contract as of the date first set forth above.

                                    Seller:

                                    OPR FOUR LIMITED PARTNERSHIP,
                                    a Maryland limited partnership

                                    By:    OPR Corporation, IV,
                                           a Maryland corporation,
                                           its general partner

                                           By:/s/Patrick F. Slavin
                                              Name: Patrick F. Slavin
                                              Title:Senior Vice President



                                Purchaser:

                                CNC INVESTMENTS, LTD., L.L.P.
                                a Texas registered limited liability partnership

                                    By:    Yalamanchili Management, LLC,
                                           a Texas limited liability company,
                                           its general partner

                                           By:/s/Chowdary Yalamanchili
                                              Chowdary Yalamanchili
                                              President

                                                                   Exhibit 10.13
                                 FIRST AMENDMENT
                          TO PURCHASE AND SALE CONTRACT

      THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Amendment") is entered into effective as of the 9th day of December, 2003, by and between ORP FOUR LIMITED PARTNERSHIP, a Maryland limited partnership ("Seller"), and CNC INVESTMENTS, LTD., L.L.P., a Texas registered limited liability partnership ("Purchaser").

                                    RECITALS:

      A. Seller and Purchaser have entered into that certain Purchase and Sale Contract dated as of October 20, 2003 ("Purchase Contract"), covering certain parcels of real property located in Hillsborough County, Florida, as more particularly described in the Purchase Contract.

      B. Purchaser and Seller desire to amend the Purchase Contract in certain respects, as set forth below.


      C. All capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the Purchase Contract.


                                   AGREEMENTS:

      FOR TEN DOLLARS AND OTHER GOOD AND VALUABLE CONSIDERATION THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, Purchaser and Seller hereby agree as follows:

      1. Seller's Name. The name of the Seller as stated in the Purchase Contract contains a typographical error which transposes the "P" and the "R" in OPR. The correct names of the Seller and its general partner are listed below, as follows:

      ORP Four Limited Partnership, a Maryland limited Partnership

      ORP Corporation, IV, a Maryland corporation, its general partner

      2. Conforming Amendments. Any and all terms and provisions of the Purchase Contract are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments set forth in the preceding paragraphs hereof.

      3. Full Force and Effect. Except as expressly modified and amended hereby, all other terms and conditions of the Purchase Contract shall continue in full force and effect.

      4. Facsimile and Counterparts. This Amendment may be executed (a) by facsimile transmission, the same of which will be treated as an original and (b) in one or more counterparts, each of which shall be deemed an original and all of which combined shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.
                                     Seller:


                                     Seller:

                                    ORP FOUR LIMITED PARTNERSHIP,
                                    a Maryland limited partnership

                                    By:    ORP Corporation, IV,
                                           a Maryland corporation,
                                           its general partner

                                           By:/s/Patrick F. Slavin
                                              Name: Patrick F. Slavin
                                              Title:Senior Vice President


                                   Purchaser:

                                    CNC INVESTMENTS, LTD., L.L.P.
                                    a Texas registered limited liability
                                    partnership

                                    By:    Yalamanchili Management, LLC,
                                           a Texas limited liability company,
                                           its general partner

                                           By:/s/Chowdary Yalamanchili
                                              Chowdary Yalamanchili
                                              President

                                                                   Exhibit 10.14
                                SECOND AMENDMENT
                          TO PURCHASE AND SALE CONTRACT



      THIS SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Amendment") is entered into effective as of the 15th day of December, 2003, by and between ORP FOUR LIMITED PARTNERSHIP, a Maryland limited partnership ("Seller"), and CNC INVESTMENTS, LTD., L.L.P., a Texas registered limited liability partnership ("Purchaser").

                                    RECITALS:

      A. Seller and Purchaser have entered into that certain Purchase and Sale Contract dated as of October 20, 2003 ("Purchase Contract"), covering certain parcels of real property located in Hillsborough County, Florida, as more particularly described in the Purchase Contract.

      B. The Purchase Contract was amended by that certain First Amendment to Purchase and Sale Contract, dated as of December 9, 2003.

      C. Purchaser and Seller desire to further amend the Purchase Contract in certain respects, as set forth below.


      D. All capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the Purchase Contract.


                                   AGREEMENTS:

      FOR TEN DOLLARS AND OTHER GOOD AND VALUABLE CONSIDERATION THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, Purchaser and Seller hereby agree as follows:

      1. Closing Date. Section 7.1.1 of the Purchase Contract is hereby amended such that the Closing Date shall be December 31, 2003.

      2. Conforming Amendments. Any and all terms and provisions of the Purchase Contract are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments set forth in the preceding paragraphs hereof.

      3. Full Force and Effect. Except as expressly modified and amended hereby, all other terms and conditions of the Purchase Contract shall continue in full force and effect.

      4. Facsimile and Counterparts. This Amendment may be executed (a) by facsimile transmission, the same of which will be treated as an original and (b) in one or more counterparts, each of which shall be deemed an original and all of which combined shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                     Seller:

                                    ORP FOUR LIMITED PARTNERSHIP,
                                    a Maryland limited partnership

                                    By:    ORP Corporation, IV,
                                           a Maryland corporation,
                                           its general partner

                                           By:/s/Patrick F. Slavin
                                              Name: Patrick F. Slavin
                                              Title:Senior Vice President





                                   Purchaser:

                                    CNC INVESTMENTS, LTD., L.L.P.
                                    a Texas registered limited liability
                                    partnership

                                    By:    Yalamanchili Management, LLC,
                                           a Texas limited liability company,
                                           its general partner

                                           By:/s/Chowdary Yalamanchili
                                              Chowdary Yalamanchili
                                              President

                                                                   Exhibit 10.15
                                 THIRD AMENDMENT
                          TO PURCHASE AND SALE CONTRACT



      THIS THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Amendment") is entered into effective as of the 30th day of December, 2003, by and between ORP FOUR LIMITED PARTNERSHIP, a Maryland limited partnership ("Seller"), and CNC INVESTMENTS, LTD., L.L.P., a Texas registered limited liability partnership ("Purchaser").


                                    RECITALS:

      A. Seller and Purchaser have entered into that certain Purchase and Sale Contract dated as of October 20, 2003 ("Purchase Contract"), covering certain parcels of real property located in Hillsborough County, Florida, as more particularly described in the Purchase Contract.

      B. The Purchase Contract was amended by that certain First Amendment to Purchase and Sale Contract, dated as of December 9, 2003.

      C. The Purchase Contract was again amended by that certain First Amendment to Purchase and Sale Contract, dated as of December 15, 2003.

      D. Purchaser and Seller desire to further amend the Purchase Contract in certain respects, as set forth below.


      E. All capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the Purchase Contract.


                                   AGREEMENTS:

      FOR TEN DOLLARS AND OTHER GOOD AND VALUABLE CONSIDERATION THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, Purchaser and Seller hereby agree as follows:

      1. Purchase Price. In consideration of the agreement of Seller set forth in Paragraph 3 below, Section 3.1 of the Purchase Contract is hereby amended such that the Purchase Price shall be increased to an amount equal to (a) $8,625,000.00, less (b) the Lender's Fees.

      2. Deposit. In consideration of the agreement of Seller set forth in Paragraph 3 below, Section 3.1.1 of the Purchase Contract is hereby amended such that the Deposit shall be released by the Escrow Agent to Seller not later than 5:00 p.m. (Houston, Texas, time), December 30, 2003; provided, however, that the release of the Deposit to Seller shall not modify the rights of Purchaser with respect to a credit of the Deposit against the Purchase Price at Closing or to a return of the Deposit as set forth in Article 12 of the Purchase Contract in the event of Purchaser's election pursuant to Seller's default, if such provisions become applicable.

      3. Closing Date. Section 7.1.1 of the Purchase Contract shall be amended such that the Closing shall occur on January 30, 2004.

      4. Conforming Amendments. Any and all terms and provisions of the Purchase Contract are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments set forth in the preceding paragraphs hereof.

      5. Full Force and Effect. Except as expressly modified and amended hereby, all other terms and conditions of the Purchase Contract shall continue in full force and effect.

      6. Facsimile and Counterparts. This Amendment may be executed (a) by facsimile transmission, the same of which will be treated as an original and (b) in one or more counterparts, each of which shall be deemed an original and all of which combined shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                     Seller:

                                    ORP FOUR LIMITED PARTNERSHIP,
                                    a Maryland limited partnership

                                    By:    ORP Corporation, IV,
                                           a Maryland corporation,
                                           its general partner

                                           By:/s/Patrick F. Slavin
                                              Name: Patrick F. Slavin
                                              Title:Senior Vice President





                                   Purchaser:

                                    CNC INVESTMENTS, LTD., L.L.P.
                                    a Texas registered limited liability
                                    partnership

                                    By:    Yalamanchili Management, LLC,
                                           a Texas limited liability company,
                                           its general partner

                                           By:/s/Chowdary Yalamanchili
                                              Chowdary Yalamanchili
                                              President

                                                                   Exhibit 10.16

                  ASSIGNMENT AND ASSUMPTION OF PURCHASE AND
                                  SALE CONTRACT


      THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE CONTRACT (the "Assignment") is made and entered into this 27th day of January, 2004 by and between CNC Investments, Ltd., L.L.P., a Texas registered limited liability partnership (the "Assignor"), and Sandalwood Limited Partnership, a Florida limited partnership (the "Assignee").

                             W I T N E S S E T H:

      WHEREAS, Assignor, as buyer, and OPR Four Limited Partnership, a Maryland limited partnership (the "Seller"), as seller, entered into that certain Purchase and Sale Contract dated the 20th day of October, 2003, as amended (as amended, the "Contract") for the acquisition and transfer of certain real and personal property generally know and operated as the Shadow Oaks Apartments as more particularly described therein (the "Property"); and

      WHEREAS, under the terms and conditions of the Contract, Assignor has the right to assign its right, title and interest thereto and desires to so assign such right, title and interest to Assignee; and

      WHEREAS, Assignee has requested, and Assignor has agreed, that Assignor transfer for consideration all of its right, title and interest in and to the Contract and its right to purchase the Property, to Assignee and to have Assignee assume all of Assignor's obligation thereunder, all as provided herein.

      NOW THEREFORE, in consideration of the mutual covenants and promises herein set forth and of other good and valuable consideration the receipt and sufficiency of which is hereby mutually acknowledged the parties hereby agree as follows:

      Section 1. Assignment and Assumption. Assignor hereby assigns, transfers, conveys and delivers unto Assignee all of its right, title and interest in and to the Contract. Assignee hereby covenants with Assignor to assume and fully and faithfully perform each and every term, condition, duty, obligation, liability and covenant contained in the Contract to be performed by the purchaser thereunder; provided, however, nothing contained in this Assignment shall relieve Assignor of its obligations under the Contract.

      Section 2. No Defaults. The Assignor hereby acknowledges, confirms and agrees that there currently exists no default, violation or other condition which would constitute a default on the part of any party under the terms of the Contract.

      Section 3. Indemnification. Assignee will indemnify, defend and save harmless Assignor from and against any and all liability, claims, demands, damages, expenses, fees, fines, penalties, suits, proceedings, actions, and costs of actions of any kind and nature, including attorneys' fees (at trail and on appeal), arising out of Assignee's failure to perform its obligations hereunder or under the terms and conditions of the Contract.

      Section 4. Execution of Documents. The parties hereto agree to execute such other documents and agreements as may be reasonably requested to further evidence the assignment and assumption contemplated hereby.

      Section 5. Entire Agreement. This Agreement, together with the underlying terms of the Contract, contain the entire understanding, agreement and contract between the parties hereto and each agrees that no representation, warranty or covenant was made by or on behalf of the other that is not contained in this Assignment, and that in entering into this Assignment neither party relied upon any representation, warranty or covenant not herein contained.

      Section 6. Governing Law. This Assignment shall be interpreted and enforced under the laws of the State of Florida.

      Section 7. Litigation and Attorneys' Fees. If any legal action or other proceeding or action is brought for the enforcement of this Assignment, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this Assignment, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs, and all other expenses, even if not taxable court costs (including, with limitation, all such fees, costs and expenses incident to arbitration, appellate, bankruptcy, and post-judgment proceedings), incurred in that action or proceeding or any appeal, in addition to any other relief to which the party or parties may be entitled. Attorneys' fees include paralegal fees, expert witness fees, investigative fees, administrative costs, and all other charges billed by the attorney to the prevailing party.

      Section 8. Reaffirmation. Except as modified and amended hereby, all other terms and conditions of the Contract remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Purchase and Sale Contract to be executed as of the date set forth adjacent to their signatures below.

ASSIGNOR                                  ASSIGNEE
CNC INVESTMENTS, LTD., L.L.P, a           SANDALWOOD LIMITED PARTNERSHIP,
Texas registered limited liability        a Florida limited partnership
partnership

By:  Yalamanchili Management, LLC, a      By:  Sandalwood   Management,LLC, a
Texas limited liability company, as its        Florida limited liability company
General Partner                                as its General Partner


By: /s/Chowdary Yalamanchili             By:  /s/Chowdary Yalamanchili
    Chowdary Yalamanchili                     Chowdary Yalmanchili
As its President                         As its President

Date Executed:  January 27, 2004         Date Executed: January 27, 2004